UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

Fifth Street Finance Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction)	001-33901 (Commission File Number)	26-1219283 (IRS Employer Identification No.)
10 Bank Street, 12th Floor, White Plains, NY (Address of principal executive offices)		10606 (Zip Code)

Registrant’s telephone number, including area code: (914) 286-6800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2013, Fifth Street Finance Corp. (“FSC”) entered into an amendment to the Loan and Servicing Agreement (the “Amendment”) with respect to its revolving credit facility (“Sumitomo Facility”) with Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent, collateral agent and lender. Under the Amendment, the size of the Sumitomo Facility was reduced from $200 million to $125 million. This reduction was balanced, in part, by an increase of SMBC's commitment under FSC's syndicated credit facility with ING Capital LLC, as administrative agent, and each of the lenders from time to time party thereto, by $45 million on October 18, 2013.

In addition, the period during which FSC may make borrowings under the Sumitomo Facility was extended from September 16, 2014 to September 16, 2016 and the maturity date of the Sumitomo Facility was extended from September 16, 2018 to September 16, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as an exhibit hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Loan and Servicing Agreement among Registrant, Fifth Street Funding II, LLC and Sumitomo Mitsui Banking Corporation, dated as of October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013	FIFTH STREET FINANCE CORP.
By: /s/ David H. Harrison
Name: David H. Harrison
Title: Chief Compliance Officer